Calculation of Filing Fee Tables
S-8
Canadian Solar Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value	Other	4,000,000	$ 11.775	$ 47,100,000.00	0.0001381	$ 6,504.51
Total Offering Amounts:						$ 47,100,000.00		$ 6,504.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,504.51
Offering Note
[1]	Represents Common Shares issuable pursuant to awards (including the exercise of any options granted) under the Canadian Solar Inc. Amended and Restated Share Incentive Plan (the "Plan"). In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of the Company's Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a reorganization, recapitalization, liquidation, stock dividend, stock split, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure. Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices ($12.02 and $11.53) of the Company's Common Shares as quoted on the Nasdaq Global Select Market on September 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources